Independence Contract Drilling, Inc.
as the Company and issuer,

THE GUARANTORS PARTY HERETO,

as Guarantors,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

________________________________

THIRD SUPPLEMENTAL INDENTURE

________________________________

Dated as of February 27, 2024

________________________________

Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026

This THIRD SUPPLEMENTAL INDENTURE, dated as of February 27, 2024 (this “Third Supplemental Indenture”), is by and among Independence Contract Drilling, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantor named on the signature page hereto, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company, the Guarantor and the Trustee have executed and delivered an indenture, dated as of March 18, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, including without limitation the First Supplemental Indenture dated July 21, 2022 and Second Supplemental Indenture dated February 24, 2023, the “Indenture”), providing for the issuance of Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026 (the “Notes”);

WHEREAS, Section 3.39 of the Indenture contains limitations on Capital Expenditures based on the CapEx Adjustment;

WHEREAS, Section 9.02 of the Indenture provides for the amendment and supplement of the Indenture with the consent of each affected Holder with respect to the matters set forth therein, and the Holders of all of the outstanding Notes have consented to the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor, and the Trustee mutually covenant and agree as follows:

(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)Reference to and Effect on Indenture. Upon the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Third Supplemental Indenture, unless the context requires otherwise. This Third Supplemental Indenture shall form a part of the Indenture for all purposes.
(3)Amendment to Section 3.39 of the Indenture. Section 3.39 of the Indenture is hereby amended and restated as follows:

Section 3.39Limitation on Capital Expenditures

The Company will not make or commit to make, or permit any Subsidiary to make or commit to make, any Capital Expenditures for any fiscal period set forth below to exceed the amount set forth below opposite such fiscal period of the Company without the approval of the Required Holders:

2

Period	Capital Expenditures
Fiscal Year 2022	the sum of $25,000,000.00 and the relevant CapEx Adjustment
Fiscal Year 2023	the sum of $15,000,000.00 and the relevant CapEx Adjustment
The Nine Months ended September 30, 2024 (the “2024 Capex Period”)	the sum of $14,800,000.00 and the relevant CapEx Adjustment (the “2024 Capex Amount”
The Nine Months ended June 30, 2025	The sum of $11,250,000 and the relevant Capex Adjustment and the 2024 Rollover Amount

Notwithstanding the foregoing, the Company and its Subsidiaries may make additional Capital Expenditures in any Fiscal Year to the extent that such additional Capital Expenditures are funded entirely with the proceeds of a Qualified Common Stock Offering of the Company. For the purposes of calculating Capital Expenditures for any fiscal period, a Capital Expenditure will be deemed to have occurred during the fiscal period in which such Capital Expenditure is actually made, or, if earlier, the period in which the commitment for such Capital Expenditure was entered into; provided, however, that in no event shall a commitment for, and the actual making of, a particular Capital Expenditure be double counted for the purposes of calculating Capital Expenditures.   For purposes of this Section 3.39, the term “2024 Rollover Amount” means the amount, not to exceed $2,000,000,  equal to the amount that the 2024 Capex Amount exceeds the actual amount of Capital Expenditures subject to the Capital Expenditure limitation with respect to the 2024 Capex Period.

(4)Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS THIRD SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(5)Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy, which may be delivered by facsimile or PDF transmission, shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Third Supplemental Indenture as to the other parties hereto will be deemed to be their original signatures for all purposes. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(6)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)The Trustee and Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantor.
(8)Successors. All agreements of the Company and the Guarantor in this Third Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Third Supplemental Indenture. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.
(9)Necessary Actions. Each of the Issuer and the Guarantor hereby represents and warrants that all actions necessary to give effect to this Third Supplemental Indenture have been taken.
(10)Effectiveness of Supplemental Indenture. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Guarantors, the Trustee.

[Signature pages follow.]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

Company Independence Contract Drilling, Inc.
By:	/s/ Philip A. Choyce
Name:Philip A. Choyce Title:Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Guarantor
Sidewinder Drilling, LLC, as Guarantor
By:	/s/ Philip A. Choyce
Name:Philip A. Choyce Title:Executive Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to ICD Third Supplemental Indenture]

TRUSTEE:

U.S. Bank Trust Company, National Association, as Trustee

By:__/s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President

[Signature Page to ICD Third Supplemental Indenture]